IntelGenx Announces Approval of Proposed Amendments to Convertible Debentures

SAINT LAURENT, Quebec, June 25, 2020 -- IntelGenx Technologies Corp. (TSX-V:IGX) (OTCQB:IGXT) ("IntelGenx" or the "Corporation") today announced that the holders ("Debentureholders") of its 8.0% convertible unsecured subordinated debentures due June 30, 2020, originally issued on July 12, 2017 and August 8, 2017 (the "Debentures"), have approved the proposed amendments to the Debentures at the convened meeting of debentureholders held today. As a result, the maturity date of the Debentures will be extended from June 30, 2020 to June 30, 2022 and the conversion price will be reduced from $1.35 to $0.50. The changes are expected to be effective as of June 30, 2020.

As a result of the extension of the maturity date of the Debentures, the previously announced intention to repay the principal on the Debentures in common Shares on June 30, 2020 is no longer required and will not occur.

Listing and Trading Information

The Debentures are listed on the TSX Venture Exchange (the "Exchange") under the symbol "IGX.DB". They will continue to be listed under the symbol "IGX.DB" following the amendments. The Debentures will not trade or be quoted on an accrued interest basis (i.e. they will trade and be quoted on an interest flat basis). All bids, offers and trades in the Debentures must reflect both the capital portion of the Debentures and all accrued interest. The Exchange will not report accrued interest in regard to any trade in the Debentures made through the facilities of the Exchange. The Debentures, which were issued in the minimum principal amount of $1,000 each, will be quoted based on $1,000 principal amounts with all trades being made in multiples of $1,000 principal amounts (excluding any amount for interest). For example, an order to buy $5,000 principal amount will be given as an order to buy 5,000. An order to sell $20,000 principal amount will be shown as an order to sell 20,000. An order for 1,500, for example, is not acceptable since all trades must be made in multiples of $1,000. The minimum trading unit of Debentures is $1,000 principal amount and a board lot of Debentures is $1,000 principal amount.

About IntelGenx

IntelGenx is a leading drug delivery company focused on the development and manufacturing of pharmaceutical films. IntelGenx's superior film technologies, including VersaFilm® , VetaFilm™ and transdermal, allow for next generation pharmaceutical products that address unmet medical needs. IntelGenx's innovative product pipeline offers significant benefits to patients and physicians for many therapeutic conditions. IntelGenx's highly skilled team provides comprehensive pharmaceuticals services to pharmaceutical partners, including R&D, analytical method development, clinical monitoring, IP and regulatory services. IntelGenx's state-of-the-art manufacturing facility offers full service by providing lab-scale to pilot- and commercial-scale production. For more information, visit www.intelgenx.com.

Forward-Looking Information

This document may contain forward-looking information which involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results, objectives and plans could differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities at www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements. Moreover, all forward-looking information contained herein is subject to certain assumptions. There can be no assurance that such approvals will be obtained.

Contact:

Ingrid Zerbe Corporate Secretary IntelGenx Corp. (514) 331-7440 ext. 202 ingrid@intelgenx.com